AMENDED BY-LAWS
                                    OF
                     FINANCIAL STRATEGIC PORTFOLIOS, INC.
                            AS OF JULY 21, 1993

                                 ARTICLE I

                                  OFFICES


     Section 1.1 Principal Office. The principal office of the Corporation in the State of Maryland shall be in the City of Baltimore.

     Section 1.2 Other Offices. In addition to its principal office in the State of Maryland, the Corporation may have an office in the State of Maryland, the Corporation may have an office or offices in the City of Englewood, State of Colorado and at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                ARTICLE II

                               STOCKHOLDERS

     Section 2.1 Annual Meetings. Unless otherwise determined by the board of directors or required by applicable law, no annual meeting of shareholders shall be held unless one or more of the following is required to be acted on by the shareholders under the Investment Company Act of 1940: (1) election of directors; (2) approval of the Investment Advisory Agreement; (3) ratification of the selection of independent public accountants; and (4) approval of a distribution agreement. The annual meeting of the Corporation, if held, shall be held in Denver, Colorado, at such time as the board of directors shall direct, on the final business day in January.

     Section 2.2 Special Meetings. Special meetings of the stockholders may be called upon request, in writing, by the President or in his absence a Vice President, or by a vote of a majority of the Board of Directors. Special meetings of stockholders shall be called by the Secretary upon the written request of the holders of shares entitled to not less than ten percent (10%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at a special meeting of the stockholders held during the preceding twelve months.

     Section 2.3 Place of Meetings. Meetings of stockholders shall be held at the office of the Corporation in the City of Englewood, State of Colorado or at any other place within the United States as may be designated from time to time by the Board of Directors.

     Section 2.4 Notices. Written or printed notice of every stockholders' meeting stating the place, date, and time shall be given by the Secretary not less than ten (10) nor more than ninety (90) days before such meeting to each stockholder entitled to vote at such meeting, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. Notice of every special meeting shall indicate briefly the purpose or purposes for which the meeting is called and no business other than that stated in the notice shall be transacted at the meeting. If mailed, notice of a meeting shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his post-office address as it appears on the records of the Corporation.

     Section 2.5 Quorum. Except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws, at all meetings of stockholders the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present. At any adjourned meeting at which a quorum shall be present, any business may be transacted as if the meeting had been held as originally called.

     Section 2.6 Voting Rights, Proxies. At each meeting of stockholders at which a quorum is present, each holder of record of stock entitled to vote thereat shall be entitled to one vote in person or by proxy, executed in writing by the stockholder or his duly authorized attorney-in-fact, for each share of the Corporation entitled to vote so registered in his name or on the books of the Corporation on the date fixed or the record date for the determination of stockholders entitled to vote at such meeting. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. There shall be no cumulative voting in the election of directors.

     Section 2.7 Voting. Except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws, all matters shall be decided by (a) with respect to matters to be voted upon by all shares of the Corporation and not by class, the affirmative vote of the holders of a majority of the shares represented at the meeting; (b) with respect to matters to be voted upon by class, or by one or more classes, the affirmative vote of a class by the holders of a majority of the shares of such class, or classes, represented at the meeting. If demanded by shareholders present in person or by proxy entitled to cast twenty-five percent (25%) in number of votes, or if ordered by the chairman of the meeting, the vote upon any election or question shall be taken by ballot and upon such demand or order, the voting shall be conducted by two (2) inspectors appointed by the chairman of the meeting, in which event the proxies and ballots shall be received and all questions with respect to the qualification of votes and the validity of proxies and the acceptance or rejection of votes shall be decided by such inspectors. Unless so demanded or ordered, no vote need be by ballot and the voting need not be conducted by inspectors.

     Section 2.8 Qualification. At every meeting of the stockholders, unless the voting is conducted by inspectors, all questions with respect to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

                                 ARTICLE III

                                  DIRECTORS

     Section 3.1 Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by law or by the Articles of Incorporation or by these By-Laws conferred upon or reserved to the stockholders. The Board of Directors shall keep full and complete records of its transactions.

     Section 3.2 Number and Term. The Board of Directors shall consist of not less than three (3) directors, the number of directors to be fixed from time to time by the affirmative vote of a majority of the whole Board of Directors. Until the first annual meeting of stockholders or until successors are duly elected and qualify, the Board of Directors shall consist of the persons named as such in the Articles of Incorporation. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify. Directors need not be stockholders in the Corporation.

     Section 3.3 Election. The members or the Board of Directors shall be elected by the stockholders by plurality vote at the annual meeting, or at any special meeting called for such purpose. Each director shall hold office until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed in the manner provided by law. Any vacancy, including one created by an increase in the number of the Board of Directors (except where such vacancy is created by removal by the shareholders) may be filled by the vote of a majority of the remaining directors, although such majority is less than a quorum; provided, however, that immediately after filling any vacancy by such action of the Board of Directors, at least two-thirds (2/3) of the directors then holding office shall have been elected by the stockholders at an annual or special meeting.

     Section 3.4 Organizational Meeting. The board of directors shall meet in the month of January at such place as they may designate for the purpose of organization, the election of officers, and the transaction of other business. Other regular meetings shall be held as scheduled by a majority of the directors.

     Section 3.5 Regular Meetings. Unless the Board of Directors otherwise determines, there shall be held in each year three (3) regular meetings at such intervals as the Board may from time to time determine.

     Section 3.6 Special Meetings. Special meetings of the Board of Directors may be called at any time by the President, by a majority of the Board of Directors, or by a majority of the Executive Committee.

     Section 3.7 Notice of Meetings. Written or oral notice of special meetings of the Board of Directors, stating the place, date, and time thereof, shall be given not less than two (2) days before such meeting to each director, personally, by telegram, by mail, by telephone, or by leaving such notice at his place of residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the director at his post-office address as it appears on the records of the Corporation. Unless otherwise directed by the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted thereat. Any meeting of the Board of Directors may be adjourned from time to time and reconvened at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

     Section 3.8 Quorum. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall be requisite to and constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, the Articles of Incorporation, or these By-Laws. If at any meeting of the Board there be less than a quorum present, the directors present thereat, by a majority vote, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.9 Telephone Meetings. Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting. This
Section 3.9 shall not be applicable to meetings held for the purpose of voting in respect of approval of contracts or agreements whereby a person undertakes to serve or act as investment adviser of, or principal underwriter for, the Corporation.

     Section 3.10 Action by Directors and Committees Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 3.11 Expenses and Fees. Directors shall be entitled to receive such compensation from the corporation for their services as may from time to time be voted by the board of directors. All directors shall be reimbursed for their reasonable expenses of attendance, if any, at board and committee meetings. Any director of the corporation may also serve the corporation in any other capacity and receive compensation therefor.

     Section 3.12 Resignation and Removal. Any director or member of any committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall take effect from the time of its receipt by the Secretary, who shall record such resignation, noting the day and hour of its reception. The acceptance of a resignation shall not be necessary to make it effective. Any one or more of the directors may be removed, either with or without cause, at any time, by the affirmative vote of the stockholders holding a majority of the outstanding shares entitled to vote for the election of directors. The successor or successors of any director or directors so removed may be elected by the stockholders entitled to vote thereon at the same meeting to fill any resulting vacancies for the unexpired term of removed directors. Except as provided by law, pending or in the absence of such an election the successors of any director or directors so removed may be chosen by the Board of Directors.

     Section 3.13 Execution of Instruments and Documents and Signing of Checks and Other Obligations and Transfers. Unless otherwise provided by resolution of the Board of Directors, all instruments, documents and other papers shall be executed in the name and on behalf of the Corporation and all checks, notes, drafts and other obligations for the payment of money by the Corporation shall be signed, and all transfers of securities standing in the name of the Corporation shall be executed, by the President or a Vice President, and shall be countersigned by the Treasurer or the Secretary.

     Section 3.14 Contracts. (a) The Board of Directors may in its discretion from time to time enter into a contract providing for the sale of the shares of the Corporation whereby the Corporation may either agree to sell the shares to the other party to the contract or to appoint such other party its agent for the sale of such shares, and in either case for the sale of such shares, and in either case on such terms and conditions as the Board of Directors may in its discretion determine; and such contract may also provide for the repurchase of shares of the Corporation by such other party as agent of the Corporation or otherwise.

            (b) Except as otherwise provided by law or by the Articles of Incorporation, the Board of Directors may in its discretion from time to time enter into an investment advisory or management contract whereby the other party to such contract shall undertake to furnish to the Board of Directors investment advisory services, all upon such terms and conditions as the Board of Directors may in its discretion determine.

            (c) Any contract of the character  described in  subsections  (a) or
(b) of this Section 3.14 may be entered into with any corporation, firm, trust or association, although one or more of the members of the Board of Directors or officers of this Corporation may be an officer, director, trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship nor any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and consistent with the provisions of this Article III. The same person (including a firm, corporation, trust or association) may be the other party to contracts entered into pursuant to subsections (a) and (b) of this Section 3.14, and any individual may be financially interested or otherwise affiliated with persons who are parties to any and all of the contracts mentioned in this subsection (c). Nothing herein shall be deemed to protect any director or officer or the Corporation against any liability to the Corporation or to its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his business.

            (d) Any contract entered into pursuant to subsections (a) or (b) of this Section 3.14 or renewal or amendment thereof shall be consistent with and subject to the requirements of the Investment Company Act of 1940 (including any amendment thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

                              ARTICLE IV

                              COMMITTEES

     Section 4.1 Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may provide for an Executive Committee and/or other committees, each committee to consist of two
(2) or more directors. During intervals between the meetings of the Board of Directors, the Executive Committee shall possess any and all of the powers of the Board of Directors to the extent authorized by the resolution providing for such Executive Committee or by subsequent resolution adopted by a majority of the entire Board of Directors, except the power to: declare dividends or distributions on stock; issue stock; recommend to stockholders any action requiring stockholder approval; amend the By-Laws of the Corporation; or approve any merger or share exchange which does not require stockholder approval. The Executive Committee shall maintain written records of its transactions. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to ratification, with or without revision or alteration, by such vote of the Board of Directors as would have been required under Article III, Section 3.8, hereof, had such action been taken by the Board of Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in place of such absent member.

     Section 4.2 Meetings of Executive and Other Committees. The Executive Committee and any other committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of the Presidnet or Chairman of the Board. A majority of the whole committee shall constitute a quorum. Except where provided by resolution of the Board of Directors, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to take action. Unless otherwise provided by resolution of the Board of Directors, the President shall preside at all meetings of the Executive Committee.

                                 ARTICLE V

                                 OFFICERS

     Section 5.1 Executive Officers. The board of directors may select one of their number as chairman of the board and may select one of their number as vice chairman of the board (neither of which positions shall be considered to be the designation of a position as an officer of the corporation), and shall choose as officers a president from among the directors and a treasurer and a secretary who need not be directors. Two or more of such offices, except those of President and any Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, by the Articles of Incorporation, by these By-Laws, or by resolution of the Board of Directors to be executed, acknowledged or verified by any two or more officers. The executive officers of the Corporation shall be elected annually by the Board of Directors at its organizational meeting following the meeting of stockholders at which the Board of Directors was elected, and each executive officer so elected shall hold office until his successor is elected and qualifies.

     Section 5.2 Other Officers and Agents. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers.

     Section 5.3 Term, Removal and Vacancies. Each officer of the Corporation shall hold office until his successor is elected and qualifies. Any officer or agent of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 5.4 Power and Duties. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in or pursuant to these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors; provided, that no rights of any third party shall be affected or impaired by any such By-Law or resolution of the Board unless he has knowledge thereof.

     Section 5.5 Chairman of the Board. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the Board of Directors, and shall appoint all committees except such as are required by statute, these By-Laws or a resolution of the Board of Directors or of the Executive Committee to be otherwise appointed, and shall have such other duties as may be assigned to him from time to time by the Board of Directors. In recognition of notable and distinguished services to the Corporation, the Board of Directors may designate one of its members as honorary chairman, who shall have such duties as the Board may, from time to time, assign to him by appropriate resolution, excluding, however, any authority or duty vested by law or these By-Laws in any other officer.

     Section 5.6 President. The President shall preside at all meetings of the shareholders and of the Executive Committee and, in the absence of the Chairman of the Board or if a Chairman of the Board is not elected, at all meetings of the Board of Directors. Except as otherwise provided by the Board of Directors, he shall have direct control of and authority over the business and affairs and over the officers of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and, in connection therewith, shall be authorized to delegate to one or more Vice Presidents such of his powers and duties at such times and in such manner as he may deem advisable. The President shall also perform all such other duties as are incident to his office and as may be assigned to him from time to time by the Board of Directors.

     Section 5.7 Vice President. The Vice President or Vice Presidents, at the request of the President or in his absence or inability to act, shall perform the duties and exercise the functions of the President in such manner as may be directed by the President, the Board of Directors or the Executive Committee. The Vice President or Vice Presidents shall have such other powers and perform all such other duties as may be assigned to them by the Board of Directors, the Executive Committee, or the President.

     Section 5.8 The Secretary. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall keep the minutes of all meetings of the shareholders, of the Board of Directors and of the Executive Committee at which he shall be present. He shall keep in safe custody the seal of the Corporation and affix or cause the same to be affixed to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary. He shall make such reports and perform all such other duties as are incident to his office and as may be assigned to him from time to time by the Board of Directors, or by the President.

     Section 5.9 Treasurer. The Treasurer shall be the chief financial officer of the Corporation, and as such shall supervise the custody of all funds, securities and valuable documents of the Corporation, subject to such arrangements as may be authorized or approved by the Board of Directors with respect to the custody of assets of the Corporation; shall receive, or cause to be received, and give, or cause to be given, receipts for all funds, securities or valuable documents paid or delivered to, or for the account of, the Corporation, and cause such funds, securities or valuable documents to be deposited for the account of the Corporation with such banks or trust companies as shall be designated by the Board of Directors; shall pay or cause to be paid out of the funds of the Corporation all just debts of the Corporation upon their maturity; shall maintain, or cause to be maintained, accurate records of all receipts, disbursements, assets, liabilities, and transactions of the

Corporation; shall see that adequate audits thereof are regularly made; shall, when required by the Board of Directors, render accurate statements of the condition of the Corporation; and shall perform all such other duties as are incident to his office and as may be assigned to him by the Board of Directors or by the President.

     Section 5.10 Assistant Secretaries, Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers shall have such duties as from time to time may be assigned to them by the Board of Directors, or by the President.

     Section 5.11 Compensation. The Board of Directors shall have the power to fix the compensation of all officers and agents of the Corporation, but may delegate to any officer or committee the power of determining the amount of salary to be paid to any officer or agent of the Corporation other than the Chairman of the Board, the President, the Vice Presidents, the Secretary and the Treasurer.

      Section 5.12 Delegation of Duties. Whenever an officer is absent or disabled, or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

      Section 5.13 Bond. The Board of Directors may require any officer, agent or employee to give bond for the faithful discharge of his duty and for the protection of the Corporation in such sum and with such surety or sureties as the Board may deem advisable.

                                 ARTICLE VI

                                CAPITAL STOCK

     Section 6.1 Issuance of Stock. The Corporation shall not issue its shares of capital stock except as approved by the Board of Directors.

     Section 6.2 Certificates of Stock. Certificates for shares of each class of the capital stock of the Corporation shall be in such form and of such design as the Board of Directors shall approve, subject to the right of the Board of Directors to change such form and design at any time or from time to time, and shall be entered in the books of the Corporation as they are issued. Each such certificate shall bear a distinguishing number; shall exhibit the holder's name and certify the number of full shares owned by such holder; shall be signed by, or bear a facsimile of, the signatures of, the President or a Vice President, and shall also be signed by, or bear a facsimile of, the signature of one of the following: the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation; shall be sealed with, or bear a facsimile of, the corporate seal; and shall contain such recitals as may be required by law. The Corporation may, at its option defer the issuance of a certificate or certificates to evidence shares of capital stock owned of record by any stockholder until such time as demand therefor shall be made upon the

Corporation or its Transfer Agent, but upon the making of such demand each stockholder shall be entitled to such certificate or certificates.

      In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall appear on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall, nevertheless, be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall appear therein had not ceased to be such officer or officers of the Corporation.

      No certificates shall be issued for any share of stock until such share is fully paid.

      Section 6.3 Transfer of Stock. (a) Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed and filed with the Corporation or its Transfer Agent, if any, upon written request in proper form if no share certificate has been issued, or in the event such certificate has been issued, upon presentation and surrender in proper form of said certificate.

            (b) The Board of Directors of the Corporation may appoint one or more transfer agents of any class of stock of the Corporation. Unless and until such appointment is made, the Secretary of the Corporation shall maintain among other records, a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the certificate numbers representing such shares, and whether or not such shares originate from original issues or from transfer.

      Section 6.4 Record Date. The Board of Directors may fix in advance a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case shall be not more than ninety (90) days, and in case of a meeting of stockholders not less than ten (10) days prior to the date on which particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty
(20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of a vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

      Section 6.5 Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon satisfactory proof of such loss, theft or destruction; and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give to the Corporation and to such Registrar, Transfer Agent and/or Transfer Clerk as may be authorized or required to countersign such new certificate or certificates, a bond in such sum and of such type as they may direct, and with such surety or sureties, as they may direct, as indemnity against any claim that may be against them or any of them on account of or in connection with the alleged loss, theft or destruction of any such certificate.

      Section 6.6 Registered Owners of Stock. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends, to vote as such owner and to hold liable for calls and assessments such person and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

      Section 6.7 Fractional Denominations. Subject to any applicable provisions of law and the Articles of Incorporation, the Corporation may issue shares of its capital stock in fractional denominations, provided that the transactions in which and the terms and conditions upon which shares in fractional denominations may be issued may from time to time be limited or determined by or under the authority of the Board of Directors.

                                ARTICLE VII

                        SALE AND REDEMPTION OF STOCK

      Section 7.1 Sale of Stock. Upon the sale of each share of its capital stock, except as otherwise permitted by applicable laws and regulations, the Corporation shall receive in cash or in securities valued as provided in Article VIII of these By-Laws, not less than the current net asset value thereof, exclusive of any distributing commission or discount, and in no event less than the par value thereof.

      Section 7.2 Redemption of Stock. Subject to and in accordance with any applicable laws and regulations and any applicable provisions of the Corporation's Articles of Incorporation, the Corporation shall redeem all outstanding shares of its capital stock duly delivered or offered for redemption by any registered stockholder in a manner prescribed by or under authority of the Board of Directors. Any shares so delivered or offered for redemption shall be redeemed at the current net asset value of such shares as determined in accordance with the provisions of Article VIII of these By-Laws provided however, that the Corporation may upon appropriate notice to stockholders impose a redemption fee in which case shares delivered or offered for redemption shall be redeemed at the current net asset value thereof, less the applicable redemption fee. The Corporation may redeem, at current net asset value, shares not offered for redemption held by any stockholder whose shares have a value of less than $250, or such lesser amount as may be fixed by the Board of Directors; provided that before the Corporation redeems such shares it must notify the stockholder that the value of his shares is less than $250 and allow him 60 days to make an additional investment in an amount which will increase the value of his account to $250 or more. The Corporation shall pay redemption prices in cash.

                               ARTICLE VIII

                     DETERMINATION OF NET ASSET VALUE;
                     VALUATION OF PORTFOLIO SECURITIES
                             AND OTHER ASSETS

      Section 8.1 Net Asset Value. The net asset value of a share of the capital stock of the Corporation shall be separately determined for each class of common stock in accordance with applicable laws and regulations under the supervision of such persons and at such time or times as shall from time to time be prescribed by the Board of Directors. Each such determination shall be made for each class of common stock, in accordance with procedures which recognize the rights of the holders of each class in assets belonging to such class and in General Assets specifically allocated to that class and which recognize the liabilities of each class and its share of General Liabilities, by subtracting from the value of the assets of the Corporation (as determined pursuant to Section 8.2 of these By-Laws) the amount determined by or pursuant to the direction of the Directors, in the proportion specifically allocated to a class, of all debts obligations and liabilities of the Corporation (excluding the Corporation's liability upon its capital stock and surplus). The net asset value of a class of Common Stock so obtained shall then be divided by the number of shares of such class of common stock issued and outstanding, to obtain the net asset value of one outstanding share of that class. The value so obtained shall be adjusted to the nearest full cent per share.

      Section 8.2 Valuation of Portfolio Securities and Other Assets. Except as otherwise required by any applicable law or regulation of any regulatory agency having jurisdiction over the activities of the Corporation, the Corporation shall determine the value of its portfolio securities and other assets as follows:

            (a) securities for which market quotations are readily available shall be valued at current market value determined in such manner as the Board of Directors may from time to time prescribe;

            (b) all other securities and assets shall be valued at amounts deemed best to reflect their fair value as determined in good faith by or under the supervision of such persons and at such time or times as shall from time to time be prescribed by the Board of Directors.

      All quotations, sale prices, bid and asked prices and other information shall be obtained from such sources as the person making such determination believes to be reliable and any determination of net asset value based thereon shall be conclusive.

                                   ARTICLE IX

                          DIVIDENDS AND DISTRIBUTIONS

      Subject  to  any  applicable   provisions  of  law  and  the  Articles  of
Incorporation, dividends and distributions upon the capital stock of the Corporation may be declared at such intervals as the Board of Directors may determine, in cash, in securities or other property, or in shares of stock of the Corporation, from any sources permitted by law, all as the Board of Directors shall from time to time determine.

      Inasmuch as the computation of net income and net profits from the sale of securities or other properties for federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have power, in its discretion, to distribute as income dividends and as capital gain distributions, respectively, amounts sufficient to enable the Corporation to avoid or reduce liability for federal income tax purposes.

      The Board of Directors may enter into contracts with such agents as necessary to perform the dividend and capital gain disbursing functions as provided for herein.

                                  ARTICLE X

                         INDEMNIFICATION OF DIRECTORS,
                            OFFICERS AND EMPLOYEES

     10.1 Definitions. The following definitions shall apply to the terms as used in this Article:

            (a) "Corporation" includes this corporation and any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

            (b) "Director" means an individual who is or was a director of the corporation and an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on or otherwise involve services by him or her to the plan or to participants in or beneficiaries of the plan.

            (c)  "Expenses" includes attorney fees.

            (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an an employee benefit plan), or reasonable expense incurred with respect to a proceeding.

            (e) "Official capacity," when used with respect to a director, means the office of director in the corporation, and, when used with respect to an individual other than a director, means the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or for any partnership, joint venture, trust, other enterprise, or employee benefit plan.

            (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

            (g) "Proceeding" means any threatened, pending, or completed action,
      suit,  or  proceeding,   whether  civil,  criminal,   administrative,   or
      investigative and whether formal or informal.

      Section 10.2      Indemnification for Liability
 .
            (a) Except as provided in paragraph (d) of this Section (2), the corporation shall indemnify against liability incurred in any proceeding any individual made a party to the proceeding because he or she is or was a director or officer if:

                     i)    He or she conducted himself or herself in good faith;

                    ii)    He or she reasonably believed:

                           a) In the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation's best interests; or

                           b) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

                   iii) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

            (b) A director's or officer's conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of this Section (2). A director's or officer's conduct with respect to an employee benefit plan for a purpose that he or she did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of this Section (2).

            (c)  The   termination  of  any   proceeding  by  judgment,   order,
      settlement, or conviction, or upon a plea of nolo contendere or its equivalent, creates a rebuttable presumption that the individual did not meet the standard of conduct set forth in paragraph (a) of this Section
      (2).

            (d) The corporation may not indemnify a director or officer under this Section (2) either:

                  i) In connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or

                  ii) In connection with any proceeding charging improper personal benefit to the director or officer, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her.

            (e) Indemnification permitted under this Section (2) in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

      Section 10.3      Indemnification for Expenses.

            a. Except as limited by these Bylaws or the Articles of Incorporation, the corporation shall be required to indemnify a person who is or was a director or officer of the corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party against reasonable expenses incurred by him or her in connection with the proceeding.

      Section 10.4 Court-Ordered Indemnification. Except as otherwise limited by these Bylaws or the Articles of Incorporation, a director or officer who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                  i) If it  determines  the  director  or officer is entitled to mandatory indemnification, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's or officer's reasonable expenses incurred to obtain court-ordered indemnification.

                  ii) If it  determines  that the  director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the standard of conduct set forth in paragraph (a) of Section (2) of this Article or was adjudged liable in the circumstances described in paragraph (d) of Section (2) of this Article, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in paragraph
            (d) of Section (2) of this Article is limited to reasonable expenses incurred.

      Section 10.5  Limitation on Indemnification.

            a. The corporation may not indemnify a director or officer under Section (2) of this Article unless authorized in the specific case after a determination has been made that indemnification of the director or officer is mandatory in the circumstances because he or she has met the standard of conduct set forth in paragraph (a) of Section (2) of this Article.

            b. The determination required to be made by paragraph (a) of this Section (5) shall be made:

                  i) By the board of directors by a majority vote of a quorum, which quorum shall consist of directors not parties to the proceeding; or

                  ii) If a quorum  cannot be obtained,  by a majority  vote of a committee  of the board  designated  by the board,  which  committee shall consist of two or more directors not parties to the proceeding: except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

            c. If the quorum cannot be obtained or the committee cannot be established under paragraph (b) of this Section (5), or even if a quorum is obtained or a committee designated if such quorum or committee so directs, the determination required to be made by paragraph (a) of this Section (5) shall be made:

                  i) By  independent  legal  counsel  selected  by a vote of the board of directors or the committee in the manner specified in subparagraph (I) or (II) of paragraph (b) of this Section (5) or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board; or

                  ii)   By the shareholders.

            d. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is mandatory; except that, if the determination that indemnification is mandatory is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.

      Section 10.6      Advance Payment of Expenses.

            a. The corporation shall pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is a party to a proceeding in advance of the final disposition of the proceeding if:

                  i) The  director,  officer,  employee or agent  furnishes  the corporation a written affirmation of his or her good-faith belief that he or she has met the standard of conduct described in subparagraph (I) of paragraph (a) of Section (2) of this Article;

                  ii) The  director,  officer,  employee or agent  furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is determined that he or she did not meet such standard of conduct; and

                  iii) A  determination  is made  that the facts  then  known to those making the determination would not preclude indemnification under this Section (6).

            b. The undertaking required by subparagraph (II) of paragraph (a) of this Section (6) shall be an unlimited general obligation of the director, officer, employee or agent, but need not be secured and may be accepted without reference to financial ability to make repayment.

      Section 10.7 Reimbursement of Witness Expenses. The corporation shall pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

      Section 10.8 Insurance for Indemnification. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

      Section 10.9 Notice of Indemnification. Any indemnification of or advance of expenses to a director or officer in accordance with this Article, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.

      Section 10.10 Indemnification of Officers, Employees and Agents of the Corporation. The Board of Directors may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director of the corporation to the same or greater extent as to a director if such indemnification and advance expense payment is provided for in these Bylaws, the Articles of Incorporation, by resolution of the shareholders or directors or by contract, in a manner consistent with the Maryland Corporation Code.

                                ARTICLE XI

                             BOOKS AND RECORDS

      Section 11.1 Location. The books and records of the Corporation may be kept outside the State of Maryland at such place or places as the Board of Directors may from time to time determine, except as otherwise required by law.

      Section 11.2 Stock Ledgers. The Corporation shall maintain at the office of its Transfer Agent an original stock ledger containing the names and addresses of all stockholders and the number of shares held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

      Section 11.3 Annual Statement. The President or a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a statement of assets and liabilities and a statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders and shall be filed within twenty (20) days thereafter at the principal office of the Corporation in the State of Maryland.

                              ARTICLE XII

                    CUSTODY OF CASH AND SECURITIES

      All cash and securities owned by the corporation from time to time shall be deposited with and held by a custodian which shall be a bank (as defined in the Investment Company Act of 1940), upon such terms and conditions as the Board of Directors may, in its discretion determine, all in conformity with the Investment Company Act of 1940.

                              ARTICLE XIII

                            WAIVER OF NOTICE

      Whenever any notice of the time, place or purpose of any meeting of stockholders, directors, or of any committee is required to be given under the
provisions  of  the  statute  or  under  the   provisions  of  the  Articles  of
Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of directors or committee in person, shall be deemed equivalent to the giving of such notice to such person.

                              ARTICLE XIV

                             MISCELLANEOUS

      Section 14.1 Seal. The Board of Directors shall adopt a corporate seal, which shall be in the form of a circle, and shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words "Corporate Seal - Maryland." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      Section 14.2 Fiscal Year. The fiscal year of the Corporation shall end on such dates as the Board of Directors may by resolution specify, and the Board of Directors may by resolution change such date for future fiscal years at any time and from time to time.

      Section 14.3 Orders for Payment of Money. All orders or instructions for the payment of money of the Corporation, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate, or as may be specified in or pursuant to the agreement between the Corporation and the bank or trust company appointed as Custodian of the securities and funds of the Corporation.

      Section 14.4 Voting Upon Stock in Other Corporations. Any stock in other corporations and associations, which may from time to time be held by the Corporation, may be voted at any meeting of the Shareholders thereof by the President or a Vice President of the Corporation or by proxy or proxies appointed by the President or a Vice President of the Corporation. The Board of Directors, however, may by resolution appoint some other person or persons to vote such stock, in which case such person or persons shall be entitled to vote such stock upon the production of a certified copy of such resolution.

                                  ARTICLE XV

                      COMPLIANCE WITH FEDERAL REGULATIONS

      The Board of Directors is hereby empowered to take such action as they may deem to be necessary, desirable or appropriate so that the Corporation is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the Corporation is required.

                                  ARTICLE XVI

                                  AMENDMENTS

     These By-Laws may be amended, altered, or repealed at any annual or special meeting of the stockholders by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, provided notice of the general purpose of the proposed amendment, alteration or appeal is given in the notice of said meeting or, at any meeting of the Board of Directors, provided, however, that any By-Law or amendment or alteration of the By-Laws adopted by the Board of Directors may be amended, altered or repealed, and any By-Law repealed by the Board of Directors may be reinstated, by vote of the stockholders of the Corporation.


----------------------------

     The By-Laws adopted and approved by the board of directors on January 20, 1984, have been revised to reflect amendments through July 21, 1993, as set forth below:

      Minutes dated April 29, 1986 - Article X
      Minutes dated January 13, 1988 - Article II, Section 2.1 Minutes dated August 22, 1988 - Article II, Section 2.1 Minutes dated October 10, 1989 - Article V, Section 5.1 Minutes dated January 22, 1992 - Article III, Sections 3.4 and 3.11; Article V, Section 5.1
      Minutes dated July 21, 1993 - Article II, Section 2.2